SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934
Date of Report (Date of Earliest Event Reported) May 9, 2007

Commission File Number	Registrant, Address of Principal Executive Offices and Telephone Number	I.R.S. employer Identification Number	State of Incorporation

1-08788	SIERRA PACIFIC RESOURCES P. O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0198358	Nevada

2-28348	NEVADA POWER COMPANY 6226 West Sahara Avenue Las Vegas, Nevada 89146 (702) 367-5000	88-0420104	Nevada

0-00508	SIERRA PACIFIC POWER COMPANY P. O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0044418	Nevada
None

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
Signatures
Ex-99.1 Press Release dated May 9, 2007

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 9, 2007, Sierra Pacific Resources (“SPR”) announced that Walter M. Higgins, chairman and chief executive officer of SPR and its two utility subsidiaries, Nevada Power Company (“NPC”) and Sierra Pacific Power Company (“SPPC”), has informed the board of directors that he will retire as chief executive officer, effective July 31, 2007. Mr. Higgins will continue to serve as chairman of the board of SPR, NPC and SPPC.
     On May 9, 2007, SPR also announced that its board of directors has elected Michael W. Yackira to be the new chief executive officer of SPR, NPC and SPPC, effective August 1, 2007. Mr. Yackira will continue to serve as SPR’s president, a position he has held since February 2007 when he also was elected to the board of directors for SPR, NPC and SPPC. The chief operating officer position which Mr. Yackira also assumed in February 2007 will not be refilled.
     Prior to assuming the position of president and chief operating officer of SPR, and director of SPR, NPC and SPPC in February 2007, Mr. Yackira served as corporate executive vice president and chief financial officer for all three companies from October 2004 to February 15, 2007. From December 2003 to October 2004, Mr. Yackira held the position of executive vice president and chief financial officer, at both NPC and SPPC. Mr. Yackira served as executive vice president, strategy and policy, from January to December 2003. From 2001 to 2002, Mr. Yackira served as the vice president and chief financial officer of Mars, Inc. Prior to that, Mr. Yackira was with Florida-based FPL Group, Inc., from 1989 to 2000. Mr. Yackira is a board member of the United Way of Southern Nevada, the American Heart Association of Las Vegas, and several not-for-profit organizations.
     A copy of the press release announcing Mr. Higgins’ upcoming retirement and Mr. Yackira’s appointment is attached hereto as exhibit 99.1.
     In connection with his assumption of the position of chief executive officer, Mr. Yackira, age 55, entered into a new employment agreement, dated as of May 8, 2007, with SPR. The terms of the agreement, which will be effective beginning August 1, 2007, include:
•	a starting base salary of $600,000;

•	an annual cash Short-Term Incentive Program payment target of 75% of base salary, at the discretion of the board, subject to corporate, business unit and personal performance (actual payout may range from 0-150% of target);

•	a special performance incentive grant of 200,000 non-qualified stock options to vest in increments of 1/3 on each of the next three anniversaries of the date of the agreement;

•	an executive life insurance policy with a death benefit equal to $1,000,000 plus an additional $1,000,000 business travel insurance policy; and

•	a perquisite allowance to cover certain expenses (such as a car allowance and tax preparation) and a housing allowance to cover the cost of maintaining a northern Nevada residence.
     In the event that Mr. Yackira’s employment is involuntarily terminated without cause (as set forth in the agreement), he will be entitled to receive one year’s base pay plus target incentive, within 30 days of termination. Mr. Yackira will also be entitled to regular employee benefits, including health, welfare, and pension plans and vacation, such benefits to be generally on the same basis as such plans are made available to all other senior officers of SPR, except that with respect to the Non-Qualified Supplemental Executive Retirement Plan, 2 years will be added to Mr. Yackira’s years of service if he continues to be employed with SPR until age 62 or beyond. Mr. Yackira’s long-term incentive is targeted at 150% of his base salary, the provisions of such long-term incentive grants to remain consistent with those previously granted to Mr. Yackira as president and chief operating officer. The agreement further provides that Mr. Yackira shall serve as chief executive officer until replaced, removed, or reelected by the board of directors.
Item 9.01 Financial Statements and Exhibits.
(d)      Exhibits
     99.1 Press Release dated May 9, 2007

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)

Date: May 11, 2007	By: /s/ John E. Brown John E. Brown Corporate Controller

Nevada Power Company (Registrant)

Date: May 11, 2007	By: /s/ John E. Brown John E. Brown Controller

Sierra Pacific Power Company (Registrant)

Date: May 11, 2007	By: /s/ John E. Brown John E. Brown Controller